REPORT OF INDEPENDENT REGISTERED PUBLIC
 ACCOUNTING FIRM
To the Trustees and the Shareholders of
Sun Capital Advisers Trust:
In planning and performing our audits of the financial statements of Sun Capital Investment Grade Bond Fund,
 Sun Capital Money
 Market Fund, Sun Capital Global Real
 Estate Fund
 formerly known as Sun Capital Real Estate Fund,
 SC Davis Venture Value Fund,
SC Oppenheimer Main Street Small Cap Fund,
 SC Oppenheimer Large Cap Core Fund
 formerly known as Sun Capital All Cap Fund,
 SC WMC Large Cap Growth Fund formerly known as SC FI Large Cap Growth Fund,
 SC WMC Blue Chip Mid Cap Fund formerly
 known as SC Blue Chip Mid Cap Fund,
 SC Lord Abbett Growth & Income Fund,
 SC Goldman Sachs Mid Cap Value Fund,
SC Goldman Sachs Short Duration Fund,
 SC Dreman Small Cap Value Fund,
 SC PIMCO High Yield Fund,
 SC PIMCO Total Return Fund,
 SC AIM Small Cap Growth Fund,
 SC AllianceBernstein International Value Fund,
 SC BlackRock Inflation Protected Bond Fund,
 SC Ibbotson Moderate Fund,
 SC Ibbotson Balanced Fund
and SC Ibbotson Growth Fund
 each a portfolio of Sun Capital Advisers Trust, the Trust as of and for the periods ended December 31, 2008,
 in accordance with the standards
of the Public Company Accounting
 Oversight Board
 United States, we considered the Trusts internal control over financial reporting, including controls
 over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements
 of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
  Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
 related costs of controls. A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trusts internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance
 of records that,
in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds;
 2 provide reasonable
 assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management of the trust and trustees
 of the trust; and 3 provide
 reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations,
 internal control over financial
reporting may not prevent or detect misstatements.
 Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that controls may become inadequate
 because of changes in
conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when
 the design or operation of a control
 does not allow management or
 employees, in the normal course of
performing their assigned functions,
 to prevent or detect misstatements
on a timely basis. A material weakness
 is a deficiency, or a combination of
deficiencies, in internal control over
 financial reporting, such that there
is a reasonable possibility that a material misstatement of a trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight Board
 United States. However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be a material weakness, as defined above, as of December 31, 2008.

This report is intended solely for the
 information and use of management,
 the Trustees of Sun Capital Advisers Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.

/s/DELOITTE &TOUCHE

Boston, Massachusetts
February 25, 2009